EXHIBIT 10.2

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of March 30, 2021 (the “Execution Date”, is entered into between Marapharm Las Vegas LLC, a Nevada limited liability company (“Seller”), and Allied US Products, LLC, a Nevada limited liability company (“Buyer”).

RECITALS

WHEREAS, Buyer is a research and development company, focused on creating and providing targeted cannabinoid treatments for Post-Traumatic Stress Disorder;

WHEREAS, Seller holds privileged licenses issued by the Nevada Department of Taxation that is purposed for the cultivation of cannabis;

WHEREAS, Seller desires to sell and assign to Buyer, and Buyer desires to purchase and assume from Seller, the rights and obligations of Seller to the Purchased Assets and the Assumed Liabilities (as defined herein), subject to the terms and conditions set forth herein; and

WHEREAS, concurrent with the execution of this Agreement, Buyer, Seller, or their affiliates desire to enter into certain ancillary agreements, including (a) a services agreement (the “Services Agreement”) pursuant to which Seller will, to the extent permitted by applicable law, perform certain services to Buyer or its affiliate subject to the terms and conditions set forth therein; and (b) a land lease (the “Land Lease”) pursuant to which Seller will lease land to Buyer or its affiliate to accommodate an approximately 9,000 square foot building to be used for the cultivation, marketing, and sale of cannabis.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.01 Purchase and Sale of Assets.Subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title, and interest in to that certain (a) Nevada Recreational Cannabis Cultivation License (Certificate 70200059387532659302) and (b) Nevada Medical Cannabis Cultivation License (Certificate 32556765306693946119) issued by the Nevada Department of Taxation (collectively, the “Purchased Assets”), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”).

Section 1.02 Assumption of Liabilities.Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge the liabilities and obligations arising on and after the Closing (as defined herein) under the Purchased Assets, but only to the extent that such liabilities and obligations do not relate to any breach, default or violation by Seller on or prior to the Closing (collectively, the “Assumed Liabilities”).Other than the Assumed Liabilities, Buyer shall not assume any liabilities or obligations of Seller of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created.

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Section 1.03 Purchase Price. The aggregate purchase price for the Purchased Assets shall be USD $1,500,000 (the “Purchase Price”), plus the assumption of the Assumed Liabilities. The Buyer shall pay the Purchase Price to Seller as follows:

(a) Within forty-five (45) days after the Execution Date, a payment of USD$150,000 (the “First Installment”) shall be paid in cash or wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Schedule 1.03 of the Disclosure Schedules; provided, however, that Seller will consider extending such forty-five (45) day deadline if Buyer is diligently pursuing a USD $5,000,000 private placement or a financing transaction with Alta Financial. Unless this Agreement is terminated in accordance with Section 7.01(c), the First Installment shall be nonrefundable to Buyer.

(b) Thereafter, the remaining balance of the Purchase Price in the amount of USD$1,350,000 shall be paid pursuant to a promissory note substantially in the form attached hereto as Exhibit A (the “Promissory Note”).

Section 1.04 Allocation of Purchase Price. Seller and Buyer agree to allocate the Purchase Price among the Purchased Assets for all purposes (including tax and financial accounting) in accordance with Schedule 1.04 of the Disclosure Schedules. Buyer and Seller shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

ARTICLE II

CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures no later than three (3) business days after the satisfaction or, to the extent permitted hereunder, waiver of all conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the day on which the Closing takes place being the “Closing Date”). The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. pacific time on the Closing Date.

Section 2.02 Closing Deliverables.

(a) At the Closing, Seller shall deliver to Buyer the following:

(i) An assignment and assumption agreement in the form attached hereto as Exhibit B (the “Assignment and Assumption Agreement”) and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;

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(ii) copies of all consents, approvals, waivers and authorizations referred to in Schedule 3.02 of the Disclosure Schedules;

(iii) the Seller Closing Certificate (as defined in Section 6.02(g));

(iv) the certificates of the Secretary or Assistant Secretary of Seller required by Section 6.02(g), Section 6.02(h), and Section 6.02(i); and

(v) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

(b) At the Closing, Buyer shall deliver to Seller the following:

(i) the Assignment and Assumption Agreement duly executed by Buyer;

(ii) the Promissory Note duly executed by Buyer;

(iii) the Buyer Closing Certificate (as defined in Section 6.03(g)); and

(iv) the certificates of the Secretary or Assistant Secretary of Buyer required by Section 6.03(g), Section 6.03(h), and Section 6.03(i); and

(v) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Seller, as may be required to give effect to this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof. For purposes of this Article III, “Seller’s knowledge,” “knowledge of Seller” and any similar phrases shall mean the actual or constructive knowledge of Erik Anderson and Kevin Cornish, after due inquiry.

Section 3.01 Organization and Authority of Seller; Enforceability. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Nevada. Seller has full limited liability company power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

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Section 3.02 No Conflicts; Consents. Except as provided in Schedule 3.02, the execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the Articles of Organization or other organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Purchased Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any Encumbrance on any of the Purchased Assets. Except as provided in Schedule 3.02, no consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any Governmental Authority, as defined below) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03 Compliance with Laws.

(a) Except as set forth on Schedule 3.02, the Purchased Assets have been validly issued to Seller and are in good standing.

(b) Except as set forth on Schedule 3.02, Seller has complied, and is now complying, with all applicable laws and regulations applicable to ownership and use of the Purchased Assets except where the failure to be in compliance would not have a material adverse effect, provided, that to the extent that federal laws, including the Federal Controlled Substances Act, impose restrictions, standards, requirements, penalties or conditions with respect to the trafficking or sale of cannabis related products inconsistent with applicable state or local laws, the term “applicable law” shall refer only to such state or local laws, and shall expressly exclude such conflicting federal laws.

(c) Seller acknowledges the ownership and use of the Purchased Assets may be in conflict with federal law, including the Federal Controlled Substances Act, despite compliance with applicable state or local law. Seller expressly waives the defense of illegality under federal law, including the Federal Controlled Substances Act, for any disputes hereunder.

Section 3.04 Legal Proceedings. Except as set forth on Schedule 3.04, there is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to Seller’s knowledge, threatened against or by Seller (a) relating to or affecting the Purchased Assets or the Assumed Liabilities; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.05 Brokers. Except for YAC Capital, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller. YAC Capital will be paid a commission by Seller.

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Section 3.06 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III of this Agreement (including the related portions of the Disclosure Schedules), neither Seller nor any officer, manager, member, employee or agent of Seller has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty arising from statute or otherwise in law.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof. For purposes of this Article IV, “Buyer’s knowledge,” “knowledge of Buyer” and any similar phrases shall mean the actual or constructive knowledge of any manager or officer of Buyer, after due inquiry.

Section 4.01 Organization and Authority of Buyer; Enforceability. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Nevada. Buyer has full limited liability company power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the Articles of Organization or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03 Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

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Section 4.05 Compliance with Laws. Buyer acknowledges the ownership and use of the Purchased Assets may be in conflict with federal law, including the Federal Controlled Substances Act, despite compliance with applicable state or local law. Buyer expressly waives the defense of illegality under federal law, including the Federal Controlled Substances Act, for any disputes hereunder.

Section 4.06 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Purchased Assets, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of Seller for such purpose. Buyer acknowledges and agrees that (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in Article III of this Agreement (including the related portions of the Disclosure Schedules); and (b) neither Seller nor any other person has made any representation or warranty as to Seller, the Purchased Assets or this Agreement, except as expressly set forth in Article III of this Agreement (including the related portions of the Disclosure Schedules).

ARTICLE V

COVENANTS

Section 5.01 Public Announcements. Unless otherwise required by applicable law or stock exchange requirements, neither party shall make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

Section 5.02 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid by Buyer when due. Buyer shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees (and Seller shall cooperate with respect thereto as necessary).

Section 5.03 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

Section 5.04 Best Efforts for Transfer of Purchased Assets. Seller and Buyer shall use their best efforts to obtain any required approval to transfer the Purchased Assets in a timely manner. Best efforts shall include, but not be limited to, promptly submitting all necessary documents and fees and promptly responding to requests for information or additional documents by any Governmental Authority with jurisdiction over the Purchased Assets. “Governmental Authority” means any state, local or political subdepartment thereof, or any agency or instrumentality of such government or political subdepartment, or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

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Section 5.05 Conduct Prior to the Closing. From the date hereof until the Closing Date, (i) Seller shall (a) preserve and maintain the Purchased Assets and (b) comply in all material respects with all laws applicable to the ownership and use of the Purchased Assets, and (ii) Buyer shall comply in all material respects with all laws applicable to the use and proposed ownership of the Purchased Assets, (b) cooperate with Seller in connection with obtaining all required consents and waivers listed in Schedule 3.02 and Schedule 3.04 of the Disclosure Schedules, and (c) not do anything that Buyer has reason to believe, or which Seller has notified the Buyer in writing, may jeopardize any eligibility of Seller to hold or operate under the Purchased Assets or any other license in relation to the cultivation, production, and distribution of cannabis.

Section 5.06 Confidentiality. After the Effective Date of this Agreement, each of the parties agrees that the terms and conditions of this Agreement shall remain confidential and shall not be disclosed to anyone else, except as may be necessary to effectuate its terms. Notwithstanding the confidential nature of this Agreement, each party hereto consents to the disclosure of the terms and provisions of this Agreement to each party’s accountants, insurers, financial institutions, independent auditors, legal counsel, and governmental and regulatory authorities; provided, however, that such persons are advised of the terms of conditions of confidentiality under this Agreement.

Section 5.07 Regulatory Compliance. The parties acknowledge and agree that Nevada law and the requirements of state and local regulatory agencies are subject to change and are evolving as the marketplace for state-compliant cannabis businesses continues to evolve. If necessary or desirable to comply with the requirements of any state or local statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority, the parties hereby agree to (and to cause their respective affiliates and related parties and representatives to) use their respective commercially reasonable efforts to take all actions reasonably requested to ensure compliance, including, without limitation, negotiating in good faith to amend, restate, amend and restate, supplement, or otherwise modify this Agreement to reflect terms that most closely approximate the parties’ original intentions but are responsive to and compliant with the requirements of a Governmental Authority which, through policy, direct communication or otherwise, indicates this Agreement may not be in compliance.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.01 Conditions to Obligations of Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to obtaining at or prior to the Closing, any and all consents necessary for the assignment and assumption of the Purchased Assets, as well as the fulfillment, at or prior to the Closing, of the condition that no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal except for the existing Federal Controlled Substances Act, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

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Section 6.02 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a) All approvals, consents and waivers that are listed on Schedule 3.02 and Schedule 3.04 of the Disclosure Schedules shall have been received, and copies thereof shall have been delivered to Buyer at or prior to the Closing.

(b) No Action shall have been commenced against Buyer or Seller that would prevent the Closing.

(c) No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, that restrains or prohibits any transaction contemplated hereby.

(d) The representations and warranties of Seller contained in Article III shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.

(e) Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(f) Seller shall have delivered to Buyer duly executed counterparts to the documents and deliveries set forth in Section 2.02(a).

(g) Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized manager or officer of Seller, that each of the conditions set forth in Section 6.02(a) and Section 6.02(b) (insofar as they relate to Seller) have been satisfied (the “Seller Closing Certificate”).

(h) Buyer shall have received a certificate of a manager or officer of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the members of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(i) Buyer shall have received a certificate of the manager or officer of Seller certifying the names and signatures of the managers or officers of Seller authorized to sign this Agreement and the other documents to be delivered hereunder and thereunder.

Section 6.03 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

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(a) All approvals, consents and waivers that are listed on Schedule 3.02 and Schedule 3.04 of the Disclosure Schedules shall have been received.

(b) No Action shall have been commenced against Buyer or Seller, which would prevent the Closing.

(c) No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(d) The representations and warranties of Buyer contained in Article IV shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Seller’s ability to consummate the transactions contemplated hereby.

(e) Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(f) Buyer shall have delivered to Seller the First Installment and duly executed counterparts to the Land Lease, the Services Agreement, and the documents and deliveries set forth in Section 2.02(b).

(g) Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized manager or officer of Buyer, that each of the conditions set forth in Section 6.03(a) and Section 6.03(b) (insofar as they relate to Buyer) have been satisfied (the “Buyer Closing Certificate”).

(h) Seller shall have received a certificate of a manager or officer of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the members of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(i) Seller shall have received a certificate of a manager or officer of Buyer certifying the names and signatures of the managers or officers of Buyer authorized to sign this Agreement and the other documents to be delivered hereunder and thereunder.

ARTICLE VII

TERMINATION

Section 7.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Seller and Buyer;

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(b) by Seller (i) if Buyer or its affiliate has defaulted under either the Land Lease or the Services Agreement, failed to cure such breach (if applicable), and Seller is entitled to terminate the Land Lease or Services Agreement, as the case may be, in accordance with the terms of the respective agreement (ii) if Buyer fails to make the First Installment in accordance with this Agreement, or (iii) if any of the conditions set forth in Section 6.03 shall not have been fulfilled by the first anniversary of the Execution Date unless such failure shall be due to the failure by Seller to perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by Seller prior to the Closing;

(c) by Buyer or Seller in the event that (i) there shall be any law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited except for the existing Federal Controlled Substances Act or (ii) any Governmental Authority shall have issued any order, writ, judgment, injunction, decree, stipulation, determination or award (“Governmental Order”) restraining, enjoining, or denying the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 7.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article VII:

(a) this Agreement shall forthwith become void and there shall be no further obligation or liability on the part of either party hereto except (i) as otherwise provided in this Agreement and (ii) that nothing herein shall relieve any party hereto from liability for any intentional breach of any provision hereof;

(b) any amounts paid to Seller shall be retained by Seller; provided, however, that if this Agreement is terminated in accordance with Section 7.01(c), the First Installment shall be returned to Buyer as soon as reasonably practicable thereafter.

ARTICLE VIII

INDEMNIFICATION

Section 8.01 Survival. None of the representations, warranties and covenants (to the extent such covenants relate to the performance of obligations prior to the Closing) contained in this Agreement or in any instrument delivered under this Agreement shall survive the Closing. This Section 8.01 does not limit any covenant of the parties to this Agreement which, by its terms, contemplates performance after the Closing Date.

Section 8.02 Indemnification By Seller. Seller shall defend, indemnify and hold harmless Buyer, its affiliates and their respective stockholders, directors, members, managers, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including reasonable attorneys’ fees, arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document to be delivered hereunder; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document to be delivered hereunder.

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Section 8.03 Indemnification By Buyer. Buyer shall defend, indemnify and hold harmless Seller, its affiliates and their respective stockholders, directors, members, managers, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including reasonable attorneys’ fees, arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any document to be delivered hereunder; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any document to be delivered hereunder.

Section 8.04 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 8.05 Certain Limitations.

(a) The aggregate amount of all amounts for which an Indemnifying Party shall be liable pursuant to Section 8.02 or Section 8.03, as the case may be, shall not exceed the Purchase Price.

(b) In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

(c) Each Indemnified Party shall take, and cause its affiliates to take, all reasonable steps to mitigate any losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees (collectively, “Losses”) upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to any such Loss.

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Section 8.06 Tax Treatment of Indemnification Payments. All indemnification payments made by Seller under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

Section 8.07 Exclusive Remedies. Following the Closing, the provisions of this Article VIII shall be Buyer’s exclusive remedy for any and all claims relating to the subject matter of this Agreement, except for claims arising from intentional fraud, criminal activity or willful misconduct by Seller and claims for specific performance or other equitable remedies.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Expenses.

(a) Buyer shall pay (i) the fees, costs and expenses associated with pursuing necessary approvals from any Governmental Authority for the transfer of the Purchased Assets from Seller to Buyer, and (ii) its own fees, costs and expenses incurred in connection with this Agreement, including the fees, costs and expenses of Buyer’s financial advisors, accountants and counsel.

(b) Seller shall pay its own fees, costs and expenses incurred in connection with this Agreement, including the fees, costs and expenses of Seller’s financial advisors, accountants and counsel.

Section 9.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

If to Seller:	Marapharm Las Vegas LLC 102-1561 Sutherland Ave., Kelowna, BC Canada, V1Y 5Y7 Attn:Erik Anderson, Manager Email: eanderson@fiorecannabis.com

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with a copy (which shall not constitute notice) to:

Snell & Wilmer L.L.P. 3883 Howard Hughes Pkwy #1100 Las Vegas, NV 89169 Attn: Charles E. Gianelloni, Esq. Email: cgianelloni@swlaw.com

If to Buyer:	Allied US Products, LLC 201 – 1405 St Paul St. Kelowna, British Columbia Canada V1Y 2E9 Attn:Calum Hughes, Chief Executive Officer Email: calum@allied.health with a copy (which shall not constitute notice) to:

Cutler Law Group, P.C. 6575 West Loop South, Suite 500 Bellaire, TX 77401 Attn: M. Richard Cutler Email: rcutler@cutlerlaw.com

Section 9.03 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 9.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 9.05 Entire Agreement. This Agreement, the Note, the Land Lease, the Services Agreement, and the documents to be delivered hereunder and thereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 9.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Buyer may, upon prior written notice to Seller, assign this agreement to an entity controlled by or in control of Buyer without the consent of Seller. No assignment shall relieve the assigning party of any of its obligations hereunder.

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Section 9.07 No Third-party Beneficiaries. Except as provided in Article VIII (Indemnification), this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.08 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 9.09 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction).

Section 9.11 Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Nevada in each case located in the county of Clark, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 9.12 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 9.13 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature(s) on following page(s)]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER:

MARAPHARM LAS VEGAS LLC, a Nevada limited liability company

By:	/s/ Erik Anderson
Name:	Erik Anderson
Title:	Manager

BUYER:

ALLIED US PRODUCTS, LLC, a Nevada limited liability company

By:	/s/ Calum Hughes
Name:	Calum Hughes
Title:

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EXHIBIT A

PROMISSORY NOTE

[see attached]

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EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

[see attached]

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ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”), effective as of March 30, 2021 (the “Effective Date”), is entered into between Marapharm Las Vegas LLC, a Nevada limited liability company (“Seller”), and Allied US Products, LLC, a Nevada limited liability company (“Buyer”).

WHEREAS, Seller and Buyer have entered into a certain Asset Purchase Agreement dated as of March 30, 2021 (the “Purchase Agreement”), pursuant to which, among other things, Seller has agreed to assign all of its rights, title and interests in, and Buyer has agreed to assume all of Seller’s duties and obligations under, the Purchased Assets (as defined in the Purchase Agreement).

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Purchase Agreement.

2. Assignment and Assumption. Seller hereby sells, assigns, grants, conveys and transfers to Buyer all of Seller’s right, title and interest in and to the Purchased Assets. Buyer hereby accepts such assignment and assumes all of Seller’s duties and obligations under the Purchased Assets and agrees to pay, perform and discharge, as and when due, all of the Assumed Liabilities accruing on and after the Effective Date.

3. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction).

4. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

5. Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER:

MARAPHARM LAS VEGAS LLC, a Nevada limited liability company

By:	/s/ Erik Anderson
Name:	Erik Anderson
Title:	Manager

BUYER:

ALLIED US PRODUCTS, LLC, a Nevada limited liability company

By:	/s/ Calum Hughes
Name:	Calum Hughes
Title:

[Signature Page to Assignment and Assumption Agreement]

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